UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2024

NorthWestern Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware			000-56598	93-2020320
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NorthWestern Energy Group, Inc.	Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Director
On February 14, 2024, Dana Dykhouse notified NorthWestern Energy Group, Inc. d/b/a NorthWestern Energy (Nasdaq: NWE) (the "Company") of his intention to retire and to not seek re-election to serve another term as a member of the Company's Board of Directors (the "Board"). Mr. Dykhouse will retire from the Board, effective as of the election of the members of the Board at the Company's annual meeting of stockholders, currently scheduled for April 26, 2024. The Board has selected (a) Linda Sullivan to succeed Mr. Dykhouse as non-executive Board chair, (b) Jeffrey Yingling to succeed Ms. Sullivan as chair of the audit, finance, and risk committee, and (c) Anthony Clark to succeed Mr. Yingling as chair of the nominating and governance committee.
On the effective date of his retirement, Mr. Dykhouse will have served as a Board member for 15 years. His decision to leave the Board is not based on or reflective of any disagreement related to the Company's operations, policies or practices.
Following Mr. Dykhouse's announcement, Brian Bird, the Company's president and chief executive officer said, "Dana Dykhouse has provided a tremendous contribution to NorthWestern Energy as a board member. He's a respected leader in South Dakota and brought first-hand knowledge of our service territory to our Board. We value his contributions as our independent Board chair and, formerly, as an outstanding human resources committee chair. I look forward to his friendship and advice for many years to come. We are fortunate to have another experienced leader, Linda Sullivan, to take over the reins as independent board chair. Linda has been an outstanding audit, finance, and risk committee chair and active in all aspects of the board's duties. She's a respected leader in the utility industry who brings strong financial credentials to guide our Board through its next chapter."

(e) 2024 Long-Term Incentive Program
On February 14, 2024, the Board, based on the recommendation of its Human Resources Committee (the “Committee”), approved the 2024 Long-Term Incentive Program (the “Program”) for performance unit shares and restricted unit shares to be awarded to approximately 80 participants, including all of the executive officers, under the NorthWestern Energy Group, Inc., Amended and Restated Equity Compensation Plan (the “Equity Compensation Plan”). Brian Bird, a Board member and our president and chief executive officer, abstains on all employee compensation-related decisions of the Board and abstained on the Board's decision to approve the Program.
Pursuant to the Program, each participant (including each executive) will receive a targeted equity incentive award based upon a percentage of the participant's salary divided by the grant date fair value of the Company's common stock (which uses the closing stock price on the grant date, less the present value of expected dividends). That award will be split between performance share units (70% of the targeted award) (the "Performance Units") and restricted share units (30% of the targeted award) (the "Restricted Units").
Each Performance Units award is governed by the terms of the Form of NorthWestern Corporation Performance Share Unit Award Agreement (the “PSU Award Agreement”), and each Restricted Units award is governed by the terms of the Form of NorthWestern Corporation Restricted Unit Award Agreement (the “RSU Award Agreement”). All awards are governed by the terms of the Equity Compensation Plan.

The long-term incentive target opportunities for the Program, expressed as a percentage of base compensation, for the Company's principal executive officer, principal financial officer and the other named executive officers in the Company's 2023 Proxy Statement are as follows:

Individual (1)	Title	Long-Term Incentive Target Opportunity
Brian Bird	President and Chief Executive Officer	290%
Crystal Lail	Vice President and Chief Financial Officer	125%

(1) Our other named executive officers from our 2023 proxy statement are Robert Rowe, our former chief executive officer, Heather Grahame, our former general counsel and vice president — federal government affairs, and Curtis Pohl, our former Vice President — Asset Management. Ms. Rowe and Ms. Grahame retired effective January 1, 2023, and Mr. Pohl retired effective June 16, 2023. These individuals did not receive any awards under the Program.
Payment of the Performance Units to each participant, including each executive, is conditioned on the maintenance of investment grade ratings for the Company during the three-year performance period and the attainment of certain performance measures established by the Committee. The performance measures are weighted as follows: 50 percent to a matrix composed of the three-year average of return on average equity and earnings per share growth, and 50 percent to relative total shareholder return as measured against total shareholder return for the members of the Company's peer group. Such performance measures could result in payment of an award ranging from 0 to 200 percent of a participant's target Performance Units. However, if total shareholder return is negative, then the payout for the total shareholder return component is limited to 100 percent.
Payment of the Performance Units and the Restricted Units generally is contingent upon the participant remaining in the continuous employ of the Company through the end of the three-year performance period; however, acceleration can occur upon the death or disability of the participant or a change of control of the Company. The Committee will have the discretion to include or exclude the impact of specified unusual or extraordinary events from the calculation of the performance measures or to amend the performance measures in such circumstances. Payout of the earned and vested Performance Units and Restricted Units will be made in shares of common stock of the Company, with one performance unit vested and earned equal to one share of the Company's common stock; however, upon a change of control, awards either will be deemed vested and satisfied at 100 percent of target or will be paid out in cash. Eligible participants will be able to elect to defer receipt of all or any portion of any earned performance units.
For further information regarding the PSU Award Agreement, see the copy of the PSU Award Agreement that is filed as Exhibit 99.1 hereto and incorporated herein by reference. For further information regarding the RSU Award Agreement, see the copy of the RSU Award Agreement that is filed as Exhibit 99.2 hereto and incorporated herein by reference. For further information regarding the Equity Compensation Plan, see Exhibit 10.1(b) of NorthWestern Energy Group, Inc.’s Current Report on form 10-Q, dated October 27, 2023, Commission File No. 000-56598), which is incorporated herein by reference.

(e) Supplemental Retirement Contributions to Executives
On February 14, 2024, the Board, based on the recommendation of the Committee, approved discretionary supplemental retirement contributions for 2024 (the “Contributions”) to be made to each of the Company's executive officers under the NorthWestern Corporation Officers Deferred Compensation Plan (the “Deferred Compensation Plan”). Brian Bird, a Board member and our president and chief executive officer, abstains on all employee compensation-related decisions of the Board and abstained on the Board's decision to approve the Contributions.
The Contributions under the Deferred Compensation Plan replace the equity-based supplemental retirement compensation previously awarded pursuant to the Company's discontinued executive retention / retirement program ("ERRP") under the Equity Compensation Plan. Like the prior ERRP awards which vested over a five-year period into a deferred compensation account, the Company will make the Contributions into a deferred compensation account for each executive officer, and the Contributions will vest over a five-year cliff vesting period, ending on December 31, 2028. Also like the prior ERRP awards, the Contributions will continue to be restricted upon vesting, with payout deferred until the applicable recipient's separation or retirement from the Company.
The Contributions, expressed as a percentage of base compensation, for the Company's principal executive officer, principal financial officer and the other named executive officers in the Company's 2023 Proxy Statement are as follows:

Individual (1)	Title	Contribution
Brian Bird	President and Chief Executive Officer	60%
Crystal Lail	Vice President and Chief Financial Officer	30%

(1) Our other named executive officers from our 2023 proxy statement are Robert Rowe, our former chief executive officer, Heather Grahame, our former general counsel and vice president — federal government affairs, and Curtis Pohl, our former Vice President — Asset Management. Ms. Rowe and Ms. Grahame retired effective January 1, 2023, and Mr. Pohl retired effective June 16, 2023. These individuals did not receive any Contributions.
For further information regarding the Deferred Compensation Plan, see Exhibit 10.1(a) of NorthWestern Energy Group, Inc.’s Annual Report on form 10-K, for the fiscal year ended December 31, 2023, Commission File No. 000-56598), which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Document
99.1*	Form of 2024 PSU Long-Term Incentive Program Award Agreement
99.2*	Form of 2024 RSU Long-Term Incentive Program Award Agreement

* filed herewith

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Energy Group, Inc.

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: February 20, 2024